Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT

Gregory F. Hughes

Chief Financial Officer

(212) 594-2700

Or

Heidi Gillette

Director, Investor Relations

(212) 594-2700

SL Green Realty Corp. 2008 Annual Investor Conference on Monday, December 8, 2008

New York, NY - November 26, 2008 - SL Green Realty Corp. (NYSE: SLG), a real estate investment trust, announced today that it will host its 2008 Annual Investor Conference on Monday, December 8, 2008.  The management presentation will begin at 1:00 PM Eastern Time.

The presentation will be available via webcast and teleconference in listen only mode.  The conference call can be accessed by dialing 800.798.2884 Domestic or 617.614.6207 International, using passcode “SL Green”.  The webcast and management’s PowerPoint presentation can be accessed at www.slgreen.com via SL Green’s Investor Relations page.

For more information about this event, please email SLG2008@slgreen.com.

About SL Green Realty Corp.

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires, owns, repositions and manages Manhattan office properties.  The Company is the only publicly held REIT that specializes in this niche.  As of September 30, 2008, the Company owned 30 New York City office properties totaling approximately 3,719,200 square feet, making it New York’s largest office landlord.  In addition, at September 30, 2008, SL Green held investment interests in, among other things, eight retail properties encompassing approximately 400,212 square feet, two development properties encompassing approximately 363,000 square feet and two land interests, along with ownership interests in 36 suburban assets totaling 7,867,500 square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212-216-1601.